Exhibit j(i)(f) under Form N-1A
                                              Exhibit (23) under Item 60/Reg.S-K







               Consent of Ernst & Young LLP, Independent Auditors


We consent to the references to our firm under the captions "Financial Highlights" in the Prospectuses and "Independent Auditors" in the Statements of Additional Information in Post-Effective Amendment Number 60 to the Registration Statement (Form N-1A No. 33-31602), and to the inclusion of our reports dated December 12, 2002 on the financial statements of the Alabama Municipal Cash Trust, Arizona Municipal Cash Trust, California Municipal Cash Trust, Connecticut Municipal Cash Trust, Florida Municipal Cash Trust, Georgia Municipal Cash Trust, Maryland Municipal Cash Trust, Massachusetts Municipal Cash Trust, Michigan Municipal Cash Trust, Minnesota Municipal Cash Trust, New Jersey Municipal Cash Trust, New York Municipal Cash Trust, North Carolina Municipal Cash Trust, Ohio Municipal Cash Trust, Pennsylvania Municipal Cash Trust and the Virginia Municipal Cash Trust, portfolios included in the Money Market Obligations Trust of Federated Investors for the year ended October 31, 2002.



                                                       ERNST & YOUNG LLP

Boston, Massachusetts
December 19, 2002